Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FIRST QUARTER 2015 RESULTS

➢           1Q15 Reported EPS of $0.77

➢           Adjusted EPS (non-GAAP) of $0.81

➢           1Q15 Net sales declined approximately 1 percent to $1.53 billion

➢           Net sales up approximately 3 percent on organic basis

➢           Returned $66 million to shareholders via share repurchases and dividends

➢           Updated FY15 Reported EPS guidance to $2.85 to $3.05, reflecting higher anticipated restructuring charges and 1Q outperformance vs. Company expectations

➢           Increased Adjusted EPS (non-GAAP) guidance by $0.05 to $3.25 to $3.45

GLENDALE, Calif., April 29, 2015 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its first quarter ended April 4, 2015.  All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.  Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year.

“We’re off to a good start, with earnings above our expectations,” said Dean Scarborough, Avery Dennison chairman and CEO.  “Sales were up 3 percent on an organic basis, reflecting another quarter of solid growth for Pressure-sensitive Materials, and strong sequential improvement for Retail Branding and Information Solutions.  Despite the headwind from currency translation, we delivered significant growth in adjusted earnings, and expanded our operating margins through ongoing productivity initiatives and improved product mix.

“We have raised our outlook for full-year adjusted earnings per share, as we expect additional productivity improvement will offset the incremental pressure we’ve seen from a stronger dollar,” Scarborough added.  “I am confident that the consistent execution of our strategies for profitable growth, combined with our continued focus on productivity and capital discipline, will enable us to meet our long-term goals.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “First Quarter 2015 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

First Quarter 2015 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year.  Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•                 PSM sales increased approximately 4 percent.  Within the segment, Label and Packaging Materials increased low-single digits.  Combined sales of Graphics and Performance Tapes increased mid-single digits.

•                 Operating margin improved 120 basis points to 11 percent as the benefit of favorable product mix and higher volume, combined with productivity, more than offset higher employee-related costs and increased restructuring charges. Adjusted operating margin improved 160 basis points.

Retail Branding and Information Solutions (RBIS)

•                 RBIS sales were up approximately 2 percent.

•                 Operating margin improved 60 basis points to 4.9 percent as the benefit of productivity initiatives and higher volume more than offset higher employee-related costs. Adjusted operating margin also improved 60 basis points.

Other

Share Repurchases

The company repurchased 0.6 million shares in the first quarter of 2015 at an aggregate cost of $34 million.

Income Taxes

The first quarter effective tax rate was 28 percent. The adjusted tax rate for the first quarter was 34 percent, consistent with the anticipated full year tax rate in the low to mid-thirty percent range.

Cost Reduction Actions

In the first quarter, the company realized approximately $10 million in savings from restructuring, net of transition costs, and incurred restructuring charges of approximately $14 million, nearly all of which represent cash costs.

Outlook

In its supplemental presentation materials, “First Quarter 2015 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2015 financial results.  Based on the factors listed and other assumptions, the company now expects 2015 earnings per share of $2.85 to $3.05.  Excluding an estimated $0.40 per share for restructuring costs and other items, the company now expects adjusted (non-GAAP) earnings per share of $3.25 to $3.45.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and over 25,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Glendale, California, the company reported sales from continuing operations of $6.3 billion in 2014.  Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; protection and infringement of intellectual property; changes in political conditions; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of economic conditions on underlying demand for our products and foreign currency fluctuations; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2014 Form 10-K, filed on February 25, 2015 with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Heather Rim (626) 304-2067

heather.rim@averydennison.com

Investor Relations:

Cynthia S. Guenther (626) 304-2204

investorcom@averydennison.com

First Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

	1Q	1Q	% Change vs. P/Y
	2015	2014	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,120.6	$1,143.5	(2%)	4%
Retail Branding and Information Solutions	388.1	387.7	0%	2%
Vancive Medical Technologies	19.3	18.9	2%	11%
Total net sales	$1,528.0	$1,550.1	(1%)	3%

	As Reported (GAAP)					Adjusted Non-GAAP (b)

	1Q	1Q		% of Sales		1Q	1Q		% of Sales
	2015	2014	% Change	2015	2014	2015	2014	% Change	2015	2014
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$122.9	$112.0		11.0%	9.8%	$128.5	$113.3		11.5%	9.9%
Retail Branding and Information Solutions	19.2	16.6		4.9%	4.3%	24.7	22.6		6.4%	5.8%
Vancive Medical Technologies	(2.1)	(2.6)		(10.9%)	(13.8%)	(1.0)	(2.6)		(5.2%)	(13.8%)
Corporate expense	(25.2)	(22.8)				(23.1)	(22.8)
Total operating income before interest and taxes / operating margin	$114.8	$103.2	11%	7.5%	6.7%	$129.1	$110.5	17%	8.4%	7.1%

Interest expense	$15.3	$15.4				$15.3	$15.4

Income from continuing operations before taxes	$99.5	$87.8	13%	6.5%	5.7%	$113.8	$95.1	20%	7.4%	6.1%

Provision for income taxes	$27.9	$16.2				$38.7	$31.4

Income from continuing operations	$71.6	$71.6	0%	4.7%	4.6%	$75.1	$63.7	18%	4.9%	4.1%

Loss from discontinued operations, net of tax
	---	($0.4)	n/m
Net income
	$71.6	$71.2	1%	4.7%	4.6%
Net income per common share, assuming dilution:

Continuing operations	$0.77	$0.73	5%			$0.81	$0.65	25%

Discontinued operations	---	---	n/m

Total Company	$0.77	$0.73	5%

						2015	2014

1Q Free Cash Flow from Continuing Operations (c)						$(16.0)	$(155.4)

(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-4 for reconciliation to GAAP financial measures).
(c)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures  (e.g., cash flow from discontinued operations, taxes, and transaction costs).

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended

	Apr. 04, 2015	Mar. 29, 2014

Net sales	$1,528.0	$1,550.1

Cost of products sold	1,098.0	1,142.9

Gross profit	430.0	407.2

Marketing, general & administrative expense	300.9	296.7

Interest expense	15.3	15.4

Other expense, net (1)	14.3	7.3

Income from continuing operations before taxes	99.5	87.8

Provision for income taxes	27.9	16.2

Income from continuing operations	71.6	71.6

Loss from discontinued operations, net of tax	---	(0.4)

Net income	$71.6	$71.2

Per share amounts:

Net income per common share, assuming dilution

Continuing operations	$0.77	$0.73

Discontinued operations	---	---

Net income per common share, assuming dilution	$0.77	$0.73

Weighted-average common shares outstanding, assuming dilution	92.4	98.0

(1)                 “Other expense, net” for the first quarter of 2015 includes severance and related costs of $13.5, asset impairment charges of $.4, impairment charges on assets held for sale of $2, and transaction costs related to a product line divestiture of $.6, partially offset by gain on sale of asset of $1.7 and legal settlement of $.5.

“Other expense, net” for the first quarter of 2014 includes severance and related costs of $7 and asset impairment charges of $.3.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that supplemental non-GAAP financial measures provide information that is useful to the assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year.

Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Adjusted tax rate refers to the anticipated full-year GAAP tax rate adjusted for certain events.

Adjusted income from continuing operations refers to reported income from continuing operations adjusted for tax-effected restructuring costs and other items.

Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs).

The reconciliations set forth below and in the accompanying presentation are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Apr. 04, 2015	Mar. 29, 2014

Reconciliation of Operating Margins:

Net sales	$1,528.0	$1,550.1

Income from continuing operations before taxes	$99.5	$87.8

Income from continuing operations before taxes as a percentage of sales	6.5%	5.7%

Adjustment:
Interest expense	$15.3	$15.4

Operating income from continuing operations before interest expense and taxes	$114.8	$103.2

Operating Margins	7.5%	6.7%

Income from continuing operations before taxes	$99.5	$87.8

Adjustments:

Restructuring costs:

Severance and related costs	13.5	7.0

Asset impairment charges	0.4	0.3

Other items(1)	0.4	---

Interest expense	15.3	15.4

Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$129.1	$110.5

Adjusted Operating Margins (non-GAAP)	8.4%	7.1%

Reconciliation of GAAP to Non-GAAP Income from Continuing Operations:

As reported income from continuing operations	$71.6	$71.6

Non-GAAP adjustments, net of tax:

Restructuring costs and other items(2)	3.5	(7.9)

Adjusted Non-GAAP Income from Continuing Operations	$75.1	$63.7

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(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 04, 2015	Mar. 29, 2014
Reconciliation of GAAP to Non-GAAP Income per Common Share from Continuing Operations:
As reported income per common share from continuing operations, assuming dilution	$0.77	$0.73
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items(2)	0.04	(0.08)
Adjusted Non-GAAP Income per Common Share from Continuing Operations, assuming dilution	$0.81	$0.65

Weighted-average common shares outstanding, assuming dilution	92.4	98.0

(1)                Includes impairment charges on assets held for sale, transaction costs related to a product line divestiture, gain on sale of asset, and legal settlement.

(2)                Reflects restructuring costs and other items, tax-effected at the full-year tax rate.

	(UNAUDITED)

	Three Months Ended
	Apr. 04, 2015	Mar. 29, 2014
Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by (used in) operating activities	$8.3	$(108.0)

Purchases of property, plant and equipment	(25.3)	(38.7)

Purchases of software and other deferred charges	(1.4)	(8.9)

Proceeds from sales of property, plant and equipment	2.8	0.1

(Purchases) sales of investments, net	(0.4)	0.1

Free Cash Flow - Continuing Operations	$(16.0)	$(155.4)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	First Quarter Ended

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2015	2014	2015 (1)	2014 (2)	2015	2014

Pressure-sensitive Materials	$1,120.6	$1,143.5	$122.9	$112.0	11.0%	9.8%
Retail Branding and Information Solutions	388.1	387.7	19.2	16.6	4.9%	4.3%
Vancive Medical Technologies	19.3	18.9	(2.1)	(2.6)	(10.9%)	(13.8%)
Corporate Expense	N/A	N/A	(25.2)	(22.8)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,528.0	$1,550.1	$114.8	$103.2	7.5%	6.7%

(1) Operating income for the first quarter of 2015 includes severance and related costs of $13.5, asset impairment charges of $.4, impairment charges on assets held for sale of $2, and transaction costs related to a product line divestiture of $.6, partially offset by gain on sale of asset of $1.7 and legal settlement of $.5. Of the total $14.3, the Pressure-sensitive Materials segment recorded $5.6, the Retail Branding and Information Solutions segment recorded $5.5, the Vancive Medical Technologies segment recorded $1.1, and Corporate recorded $2.1.

(2) Operating income for the first quarter of 2014 includes severance and related costs of $7 and asset impairment charges of $.3. Of the total $7.3, the Pressure-sensitive Materials segment recorded $1.3 and the Retail Branding and Information Solutions segment recorded $6.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2015	2014	2015	2014
Pressure-sensitive Materials
Operating income and margins, as reported	$122.9	$112.0	11.0%	9.8%
Adjustments:
Restructuring costs:
Severance and related costs	6.9	1.3	0.6%	0.1%
Asset impairment charges	0.4	---	---	---
Gain on sale of asset	(1.7)	---	(0.1%)	---
Adjusted operating income and margins (non-GAAP)	$128.5	$113.3	11.5%	9.9%

Retail Branding and Information Solutions
Operating income and margins, as reported	$19.2	$16.6	4.9%	4.3%
Adjustments:
Restructuring costs:
Severance and related costs	3.4	5.7	0.9%	1.5%
Asset impairment charges	---	0.3	---	---
Impairment charges on assets held for sale	2.0	---	0.5%	---
Transaction costs related to a product line divestiture	0.6	---	0.2%	---
Legal settlement	(0.5)	---	(0.1%)	---
Adjusted operating income and margins (non-GAAP)	$24.7	$22.6	6.4%	5.8%

Vancive Medical Technologies
Operating loss and margins, as reported	$(2.1)	$(2.6)	(10.9%)	(13.8%)
Adjustments:
Restructuring costs:
Severance and related costs	1.1	---	5.7%	---
Adjusted operating loss and margins (non-GAAP)	$(1.0)	$(2.6)	(5.2%)	(13.8%)

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Apr. 04, 2015	Mar. 29, 2014

Current assets:
Cash and cash equivalents	$212.5	$205.1
Trade accounts receivable, net	988.0	1,086.2
Inventories, net	508.9	547.6
Assets held for sale	17.7	1.3
Other current assets	237.0	232.8

Total current assets	1,964.1	2,073.0

Property, plant and equipment, net	831.2	919.0
Goodwill	697.0	760.0
Other intangibles resulting from business acquisitions, net	60.9	89.7
Non-current deferred income taxes	305.8	261.6
Other assets	453.6	488.0

	$4,312.6	$4,591.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$265.7	$167.9
Accounts payable	825.1	887.3
Liabilities held for sale	17.8	---
Other current liabilities	498.2	485.3

Total current liabilities	1,606.8	1,540.5

Long-term debt and capital leases	945.3	950.4
Other long-term liabilities	734.5	605.4
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	810.4	803.9
Retained earnings	2,175.4	2,051.8
Treasury stock at cost	(1,470.2)	(1,207.0)
Accumulated other comprehensive loss	(613.7)	(277.8)

Total shareholders’ equity	1,026.0	1,495.0

	$4,312.6	$4,591.3

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Three Months Ended

	Apr. 04, 2015	Mar. 29, 2014
Operating Activities:
Net income	$71.6	$71.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	33.2	33.6
Amortization	16.1	16.4
Provision for doubtful accounts and sales returns	9.8	7.3
Net losses from asset impairments and sales/disposals of assets	1.1	0.8
Stock-based compensation	7.4	6.0
Other non-cash expense and loss	13.6	11.8
Changes in assets and liabilities and other adjustments	(144.5)	(255.1)
Net cash provided by (used in) operating activities	8.3	(108.0)
Investing Activities:
Purchases of property, plant and equipment	(25.3)	(38.7)
Purchases of software and other deferred charges	(1.4)	(8.9)
Proceeds from sales of property, plant and equipment	2.8	0.1
(Purchases) sales of investments, net	(0.4)	0.1
Net cash used in investing activities	(24.3)	(47.4)
Financing Activities:
Net increase in borrowings (maturities of 90 days or less)	64.2	90.4
Payments of debt (maturities longer than 90 days)	(0.2)	(0.4)
Dividends paid	(31.8)	(27.8)
Shares repurchases	(33.8)	(59.2)
Proceeds from exercises of stock options, net	16.0	12.5
Other	(8.4)	(3.2)
Net cash provided by financing activities	6.0	12.3
Effect of foreign currency translation on cash balances	(4.5)	(3.4)
Decrease in cash and cash equivalents	(14.5)	(146.5)
Cash and cash equivalents, beginning of year	227.0	351.6
Cash and cash equivalents, end of period	$212.5	$205.1

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